Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar Enters Italian Commercial Solar Market through a Joint Venture with CBD Energy

Agreement for up to 50% Interest in Projects

Companies to Share Profits

Campbell, CA, August 28, 2012 – Westinghouse Solar, Inc. (NASDAQ:WEST), a designer and manufacturer of integrated rooftop solar power systems, and CBD Energy Ltd. (ASX:CBD), a diversified renewable energy company, today announced a joint venture to design, engineer, procure and construct (EPC) commercial projects in Italy.

Westinghouse Solar CEO Margaret Randazzo commented, “This agreement is a continuation of our companies’ collaborative efforts as we move towards our merger. As with our previously announced Harvey Norman agreement and the 1.4 MW EPC project in New Jersey, we continue to look for collaboration opportunities that benefit both entities. We believe our investment in this venture further diversifies our business, and will provide incremental earnings.”

CBD Managing Director, Gerry McGowan, stated, “As we work toward completion of our merger, we are committed to help improve the financial performance of Westinghouse Solar. In doing so, our teams continue to look for opportunities where both parties can bring something to the table. By partnering with Westinghouse Solar, we are able to diversify their business and provide them an attractive earnings source through their investment and participation in our Italy project pipeline. Following merger closing, we intend to pursue additional EPC opportunities in Europe and the U.S.” Mr. McGowan said.

Westinghouse Solar will obtain a 25% stake (with the option to take up to a 50% stake) in the profits from CBD’s commercial project pipeline in Italy, in exchange for an investment of $1.5 million (with option to invest up to a further $1.5 million). In May 2012, CBD announced it had obtained a $25 million credit facility to support development and sale of the Italy projects, which covers up to 75% of the development and construction cost of each project. In June 2012, CBD completed the first of several planned 5MW projects in Italy, and has negotiated the sale of that first project to a third party off-taker (closing is subject to verification due diligence by the off-taker) for €12.5 million. CBD expects to deliver five additional 5MW projects (another 25MW total) starting in October of this year, to be sold under a framework agreement being negotiated with the same project off-taker. Westinghouse Solar would receive its share of earnings from the joint venture, which is estimated at $5 million (based on a 50% participation stake in the joint venture) for the total 30MW. Earnings from project sales are projected to begin in the third quarter of 2012. Westinghouse Solar is pursuing an at-market equity capital financing to raise the funds for its investment in the joint venture.

About Westinghouse Solar: (NASDAQ:WEST) Founded in 2001, Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named "Instant Connect" has just been introduced and is expected to achieve even greater market acceptance. Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at:  http://www.globenewswire.com/newsroom/prs/?pkgid=7708

About CBD Energy: (ASX:CBD)

CBD is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. It has become one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia. Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe and Southeast Asia, both directly and through joint ventures.  For more information on CBD, visit http://www.cbdenergy.com.au/.

Forward-Looking And Cautionary Statements — Safe Harbor

This press release contains forward-looking statements, including with respect to future earnings from commercial solar projects, equity fund raising, and implementation and effects of the proposed business combination between Westinghouse Solar and CBD.  Those statements and statements made in this release that are not historical in nature, including those related to future earnings, business diversification, achievement of cashflow and profitability, in future periods, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "projects," "plans," "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and CBD and Westinghouse Solar caution that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed merger between CBD and Westinghouse Solar and other transactions referred to in this communication and those described in the documents that Westinghouse Solar files with the U.S. Securities and Exchange Commission, as well as risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by CBD, Westinghouse Solar or their respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and neither CBD nor Westinghouse Solar assumes any obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC's website at www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar's website at www.westinghousesolar.com. Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD's website at www.cbdenergy.com.au/.

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar's directors and executive officers is contained in Westinghouse Solar's annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD's directors and executive officers is contained in CBD's statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.

FOR WESTINGHOUSE SOLAR:

Investor Relations Contact:	Company Contact:
Matt Selinger	Margaret Randazzo
Partner	Chief Executive Officer
Genesis Select	Westinghouse Solar
(303) 415-0200	(408) 402-9400
mselinger@genesisselect.com	mrandazzo@westinghousesolar.com

FOR CBD ENERGY:

United States
Company Contact:
James Greer, SVP USA
CBD Energy – US Office
(917) 714-4791
james.greer@cbdenergy.com.au

Australia
Media and Investor Relations Contact
Ian Westbrook
Westbrook Financial Communications
(61) 407 958 137
ian@westbrookfin.com.au